Exhibit 99.1

CONTACT: Gar Jackson Vice President, Investor Relations (714) 414-4049
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES
THIRD QUARTER EARNINGS RESULTS
ANAHEIM, CA/November 16, 2009 — Pacific Sunwear of California, Inc. (NASDAQ:PSUN) (the “Company”) today announced that net sales for the third quarter (13 weeks) of fiscal 2009 ended October 31, 2009, were $268 million versus net sales from continuing operations of $324 million for the third quarter (13 weeks) of fiscal 2008 ended November 1, 2008. Total Company same-store sales decreased 18 percent during the period.
The Company recorded a net loss of $10.9 million, or $(0.17) per diluted share, for the third quarter of fiscal 2009 compared to net loss from continuing operations of $3.5 million, or $(0.05) per diluted share, for the third quarter of fiscal 2008.
“Through the first 11 weeks of the third quarter, our business performed at the higher end of our internal expectations led by some improving trends in our Young Mens business,” stated Gary Schoenfeld, President and Chief Executive Officer. “We’ve since seen a precipitous decline across both genders during the last two weeks of the third quarter and into the first two weeks of the fourth quarter. Thus, while we still expect an improvement over the fourth quarter last year, we remain intently focused on several key initiatives toward getting this company turned around.”
Financial Outlook for Fourth Fiscal Quarter of 2009
Assuming a same-store sales percentage decline in the low twenties for the fourth quarter of fiscal 2009, the Company expects to report a loss of approximately $(0.28) to $(0.35) per share. This earnings range includes estimated non-cash store asset impairment charges of approximately $5 million. Any non-cash tax valuation allowance charges or additional store asset impairment charges that the Company may incur during the fourth quarter would increase the level of losses for the quarter.
About Pacific Sunwear of California, Inc.
Pacific Sunwear is a leading lifestyle specialty retailer rooted in the youth culture of California. The Company sells casual apparel with a limited selection of accessories and footwear designed to meet the needs of teens and young adults. As of October 31, 2009, the Company operated 904 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.
The Company will host a conference call Monday, November 16, 2009 at 4:30 pm Eastern time to review its financial results. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States/Canada at (800) 642-1687 or internationally at (706) 645-9291; passcode: 38667329. For those unable to listen to the live Web broadcast or
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

utilize the call-in replay, an archived version will be available on the company’s investor relations web site through midnight, March 11, 2010.
Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, statements regarding the Company’s financial outlook for the fourth quarter of fiscal 2009, its expectations for improvement over the fourth quarter last year and management’s initiatives to turn the Company around. In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect our business and results include, among others, the following factors: higher than anticipated declines in same-store sales; additional adverse changes in economic conditions or sustained adverse economic conditions generally; additional adverse changes in consumer spending; changes in consumer demands and preferences; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion sensitivity; sales from private label merchandise; the impact of management and organizational changes; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors, as a result of natural disasters or terrorist acts, could cause unexpected delays in new store openings, relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended January 31, 2009 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
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3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Third Quarter Ended		First Three Quarters Ended
	Oct. 31, 2009	Nov. 1, 2008	Oct. 31, 2009	Nov. 1, 2008
Net sales	$268,280	$323,612	$734,539	$903,204
Gross margin	73,441	92,776	192,423	263,499
Selling, G&A expenses	89,365	95,308	245,477	281,163

Operating loss from continuing operations	(15,924)	(2,532)	(53,054)	(17,664)
Other expense, net	17	1,100	180	461

Loss from continuing operations before income taxes	(15,941)	(3,632)	(53,234)	(18,125)
Income tax benefit	(5,036)	(112)	(19,431)	(6,344)

Loss from continuing operations	(10,905)	(3,520)	(33,803)	(11,781)
Income (loss) from discontinued operations, net of tax	—	1,046	—	(24,999)

Net loss	$(10,905)	$(2,474)	$(33,803)	$(36,780)

Loss from continuing operations per share:
Basic	$(0.17)	$(0.05)	$(0.52)	$(0.18)

Diluted	$(0.17)	$(0.05)	$(0.52)	$(0.18)

Net loss per share:
Basic	$(0.17)	$(0.04)	$(0.52)	$(0.55)

Diluted	$(0.17)	$(0.04)	$(0.52)	$(0.55)

Weighted average shares outstanding:
Basic	65,563,721	64,968,707	65,380,726	67,182,918

Diluted	65,563,721	64,968,707	65,380,726	67,182,918

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	Oct. 31, 2009	Jan. 31, 2009	Nov. 1, 2008
ASSETS
Current assets:
Cash & cash equivalents	$15,564	$24,776	$4,817
Inventories	168,417	107,205	233,814
Other current assets	15,774	58,943	73,635

Total current assets	199,755	190,924	312,266
Property and equipment, net	272,596	323,344	353,934
Other long-term assets	64,944	55,241	47,060

Total assets	$537,295	$569,509	$713,260

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63,298	$45,263	$113,799
Short-term borrowings	—	—	43,100
Other current liabilities	40,159	47,564	47,365

Total current liabilities	103,457	92,827	204,264
Deferred lease incentives	42,229	52,313	55,054
Deferred rent	21,872	23,008	23,471
Other long-term liabilities	27,863	29,374	32,213

Total liabilities	195,421	197,522	315,002
Total shareholders’ equity	341,874	371,987	398,258

Total liabilities and shareholders’ equity	$537,295	$569,509	$713,260

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(unaudited, in thousands)

	Three Quarters Ended
	Oct. 31, 2009	Nov. 1, 2008
Cash flows from operating activities:
Net loss	$(33,803)	$(36,780)
Depreciation & amortization	53,326	58,743
Asset impairment	16,538	21,313
Non-cash stock based compensation	5,030	4,442
Tax deficiencies related to exercise of stock options	(1,702)	(1,413)
Loss on disposal of property and equipment	555	2,368
Changes in operating assets and liabilities:
Inventories	(61,212)	(63,632)
Accounts payable and other current liabilities	9,985	29,674
Other assets and liabilities	17,510	(28,030)

Net cash provided by/(used in) operating activities	6,227	(13,315)

Cash flows from investing activities:
Capital expenditures	(19,540)	(71,528)
Proceeds from sale of land	3,705	—
Proceeds from sale of property and equipment	28	275

Net cash used in investing activities	(15,807)	(71,253)

Cash flows from financing activities:
Proceeds from exercise of stock options	374	1,618
Principal payments under long-term leases	(6)	(9)
Repurchases of common stock	—	(52,911)
Borrowings under credit facility	—	168,739
Principal payments under credit facility	—	(125,639)

Net cash provided by/(used) in financing activities	368	(8,202)

Net decrease in cash and cash equivalents	(9,212)	(92,770)
Cash and cash equivalents, beginning of period	24,776	97,587

Cash and cash equivalents, end of period	$15,564	$4,817

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	Fiscal 2009	Fiscal 2008
Stores open at beginning of fiscal year	932	954
Stores opened year-to-date	2	13
Stores closed year-to-date	(30)	(27)

Stores open at end of third quarter	904	940

Square footage (000s)	3,494	3,608
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000